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                                                                      EXHIBIT 23


                              Accountants' Consent


The Board of Directors
Transpirator Technologies, Inc.
New Brunswick, New Jersey:

We consent to the use of our report dated July 14, 1999 relating to the balance sheets as of March 31, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for the years then ended of Transpirator Technologies, Inc., in the Annual Report for 1999 on Form 10-KSB of Transpirator Technologies, Inc.


BRIMMER, BUREK, KEELAN & McNALLY LLP
Tampa, Florida
July 15, 1999